                             EMPLOYMENT AGREEMENT
                             --------------------

    THIS AGREEMENT, dated as of January 3, 1995, by and between Medi-Ject Corporation, a Minnesota corporation (the "Company"), and Mark Derus an individual resident of Hennepin County in the State of Minnesota ("Executive").

    WHEREAS, the Company wishes to employ Executive to render services for the Company on the terms and conditions set forth in this Agreement, and Executive wishes to be retained and employed by the Company on such terms and conditions.

    NOW, THEREFORE, in consideration of the premises and the respective undertakings of the Company and Executive set forth below, the company and Executive agree as follows:

    1.    Employment.  The Company hereby employs Executive, and Executive
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accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

    2.    Term.  Unless terminated at an earlier date in accordance with Section
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9 of this Agreement, the term of Executive's employment hereunder shall be for a period commencing on the date of this agreement and continuing until December
31, 1995 (the "Initial Term"), and, thereafter, the term of this Agreement shall be automatically extended for successive one (1) year periods (each an "Extension Term"), unless either party objects to such extension by written notice to the other party at least ninety (90) days prior to the end of the Initial Term or any Extension term.

    3.    Position and Duties.
          -------------------

    3.01  Service with Company.  During the term of this Agreement, Executive
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agrees to perform such reasonable employment duties as the Board of Directors of the Company shall assign to him from time to time. As of the date of this Agreement, Executive has been elected to serve as Vice President, Finance and Chief Financial Officer of the company, with responsibility for managing the financial and operational affairs of the company.

    3.02  Performance of Duties.  Executive agrees to serve the Company
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faithfully and to the best of his ability, devote his full time, attention and efforts to the business and affairs of the Company during the term of this Agreement. Executive hereby confirms that, other than as set forth herein, he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the term of this Agreement, he will not render or perform services for any other corporation, firm, entity or person that are inconsistent with the provisions of this Agreement.

    4.    Compensation.
          -------------

    4.01. Base Salary.  As compensation in full for all services to be rendered
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by the Executive under this Agreement during the first year of the term of this
Agreement, the Company shall pay to Executive a base annual salary of $89,500 which salary shall be paid in accordance with the Company's normal payroll procedures and policies. The compensation payable to Executive during each subsequent year during the term of this Agreement shall be mutually agreed upon by the Company and Executive prior to the commencement of each such year.

    4.02. Participation in Benefit Plans.  Executive shall also be entitled to
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participate in all employee benefit plans or programs (including vacation time)
of the Company to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. The Company does not guarantee the adoption of continuance of any particular employee benefit plan or program during the term of this Agreement, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

    4.03  Expenses.  The Company will pay or reimburse Executive for all
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reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expense verification.

    5.    Confidential Information.  Except as permitted or directed by the
          ------------------------
Company's Board of Directors, during the term of this Agreement and for a period of five years thereafter, Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company which Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated companies prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. Executive acknowledges that the above -described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause,


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

irreparable harm to the Company. Both during and after the term of this Agreement, Executive will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the b reach of this Agreement by Executive.

    6.    Ventures.  During the term of this Agreement, it is anticipated that
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Executive will be engaged in or associated with the planning and implementing of projects, programs and ventures involving the Company and third parties, and Executive hereby expressly acknowledges and agrees that all rights in such projects, programs and ventures shall belong to the Company. Except as formally approved by the Company's Board of Directors, Executive shall not be entitled to any interest in such projects, programs and ventures or to any commission, finder's fee or other compensation in connection therewith, other than the salary to be paid to Executive as provided in this Agreement and the incentive compensation described in Sections 4.02 and 4.03 of this Agreement.

    7.    Noncompetition and Nonsolicitation Covenants.
          -------------------------------------------

    7.01  Agreement Not to Compete.  Executive agrees that, during the term of
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his employment by the Company he shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) in any phase of the business that the Company is conducting during the term of this Agreement, including the design, development, manufacture, distribution, marketing, leasing or selling of accessories, devices, or systems related to the products or services being sold by the Company.

    7.02  Geographic Extent of Covenant.  The obligations of Executive under
          -----------------------------
Section 7.01 shall apply to any geographic area in which the Company:

    (a) has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity, or otherwise, or
    (b) has otherwise established its goodwill, business reputation, or any customer or supplier relations.

    7.03  Limitation on Covenant.  Ownership by Executive, as a passive
          ----------------------
investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this
Section 7.




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

    7.04  Nonsolicitation and Noninterference.  During the term of this
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Agreement and for a period of two years thereafter, Executive shall not (a)
induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere adversely with the relationship between any such employee and the Company, (b) induce or attempt to induce any employee of the Company to work for, render services or provide advise to or supply confidential business information or trade secrets of the company to any third person, firm or corporation or (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company.

    7.05  Indirect Competition and Interference.  Executive further agrees that,
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during the term of this Agreement and, solely with respect to Section 7.04, the period covered by Section 7.04, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by Executive, either directly or indirectly; and, in particular, Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

    8.    Patent and Related Matters.
          --------------------------

    8.01  Disclosure and Assignment.  Executive will promptly disclose in
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writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during the term of this Agreement, or within six months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices, or techniques of the Company (hereinafter referred to as "Developments"). Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all of said Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of Executive's right, title and interest in and to any and all of such Developments. Without limiting the foregoing, any and all original works of authorship which are created by Executive (solely or jointly with others) within the scope of Executive's employment and which are protectable by copyright law shall be deemed "works made for hire," as that term is defined in the U.S. Copyright Act (17 U.S.C.
Section 101).

    8.02  Future Developments.  As to any future Developments made by Executive
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that relate to the business, products or practices of the Company and that are first conceived or reduced to practice during the term of this Agreement, or



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

within six months thereafter, but that are claimed for any reason to belong to an entity or person other than the company, Executive will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such Developments under the terms of this Agreement. If the Company makes such claim, Executive agrees that, insofar as the rights (if any) of Executive are involved, it will be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association. The locale of the arbitration shall be Minneapolis, Minnesota (or other locale convenient to the Company's principal executive offices). If the Company makes no such claim, Executive hereby acknowledges that the company has made no promise to receive and hold in confidence any such information disclosed by Executive.

    8.03  Limitation on Sections 8.01 and 8.02.  The provisions of Sections 8.01
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and 8.02 shall not apply to any Development meeting the following conditions:

    (a)   such Development was developed entirely on Executive's own time;

    (b) such Development was made without the use of any Company equipment, supplies, facility or trade secret information.

    (c) such Development does not relate (i) directly to the business of the Company, or (ii) to the Company's actual or demonstrable anticipated research

    (d) such Development does not result from any work performed by Executive for the Company.

    8.04  Assistance of Executive.  Upon request and without further
          -----------------------
compensation therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive will do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patent, including, but not limited to, design patents, on any and all of such Developments, and for perfecting, affirming and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

    8.05  Records.  Executive will keep complete, accurate and authentic
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accounts, notes, data and records of all Developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, Executive will promptly surrender the same to it or, if not previously surrendered upon its request or otherwise,


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

Executive will surrender the same, and all copies thereof, to the company upon the conclusion of his employment.

    8.06  Obligations, Restrictions and Limitations.  Executive understands that
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the company may enter into Agreements or arrangements with agencies of the
United States Government, and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it wit h respect to inventions and patents that may be acquired by it or that may be conceived or developed by employees, consultants or other agents rendering services to it. Executive agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him during the term of this Agreement and shall take any and all further action that may be required to discharge such obligations and to comply with such restrictions and limitations.

    9.    Termination.
          -----------

    9.01  Grounds for Termination.  This Agreement shall terminate prior to the
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expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time during the initial term or any extension thereof:

    (a)   Executive shall die;

    (b)   the Board of Directors of the Company shall determine that:

          (i)   Executive has become disabled;

          (ii) Executive had breached this Agreement in any material respect, which breach is not cured by Executive or is not capable of being cured by Executive within thirty (30) days after written notice of such breach is delivered to Executive, or

          (iii) Executive has engaged in willful and material misconduct, including willful and material failure to perform his duties as an officer or employee of the Company; or

    (c) Executive is terminated by the Company (which may be with or without cause), following not less than ninety days prior written notice of such termination.

Notwithstanding any termination of this Agreement, Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by


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

the provisions of this Agreement that specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive's employment.

    9.02  "Disability" Defined.  The Board of Directors may determine that
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Executive has become disabled, for the purpose of this Agreement, in the event that Executive shall fail, because of illness or incapacity, to render services of the character contemplated by this Agreement over a period of ninety (90) days during any one hundred and eighty (180) day period. The existence or nonexistence of grounds for termination in good faith by the Board of Directors after notice in writing given to Executive at least thirty (30) days prior to such determination. During such thirty (30) day period, Executive shall be permitted to make a presentation to the Board of Directors for its consideration.

    9.03  Surrender of Records and Property.  Upon termination of his employment
          ---------------------------------
with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

    10.   Miscellaneous.
          -------------

    10.01 Governing Law.  This Agreement is made under and shall be governed by
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and construed in accordance with the laws of the State of Minnesota.

    10.02 Prior Agreements.  This Agreement contains the entire Agreement of the
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parties relating to the subject matter hereof and supersedes all prior
Agreements and understandings with respect to such subject matter, and the parties hereto have made no Agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

    10.03 Withholding Taxes.  The Company may withhold from any benefits payable
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under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

    10.04 Amendments.  No amendment or modification of this Agreement shall be
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deemed effective unless made in writing and signed by the parties hereto.

    10.05 No Waiver.  No term or condition of this Agreement shall be deemed to
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have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom


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

enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

    10.06 Severability.  To the extent any provision of this Agreement shall be
          ------------
invalid or unenforceable, it shall be considered deleted here from and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceable be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

    10.07 Assignment.  This Agreement shall not be assignable, in whole or in
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part, by either party without the written consent of the other party, except that the Company, may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 10.

    10.08 Injunctive Relief.  Executive agrees that it would be difficult to
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compensate the company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 5, 7,8 and 9.03. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.



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

    IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date set forth in the first paragraph.

MEDI-JECT CORPORATION                        EMPLOYEE


By:  /s/  Franklin Pass                      By: /s/  Mark Derus
   --------------------------------             ------------------------

Its: Chairman
    ----------------------------



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